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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Thomas Group, Inc.
Irving, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 1997, relating to the consolidated financial statements and schedules of Thomas Group, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, L.L.P.
                                            -------------------
                                            BDO Seidman, L.L.P.


Dallas, Texas
December 2, 1997